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                                                                    EXHIBIT 99.4

                            NOTICE TO BROKER-DEALERS

                               CINEMARK USA, INC.


                  OFFER TO EXCHANGE UP TO $360,000,000 OF ITS

                     9% SENIOR SUBORDINATED NOTES DUE 2013
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                 AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING
                     9% SENIOR SUBORDINATED NOTES DUE 2013

             THAT WERE ISSUED ON FEBRUARY 11, 2003 AND MAY 7, 2003


       IN TRANSACTIONS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT


                                                                          , 2003

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:


     Cinemark USA, Inc., a Texas corporation (the "COMPANY"), is offering upon
the terms and conditions set forth in the Prospectus, dated          , 2003 (as
the same may be amended from time to time, the "PROSPECTUS"), and in the related Letter of Transmittal enclosed herewith, to exchange (the "EXCHANGE OFFER") up to $360,000,000 of its 9% Senior Subordinated Notes due 2013, which have been registered under the Securities Act of 1933, as amended (the "EXCHANGE NOTES") for an equal principal amount of its 9% Senior Subordinated Notes due 2013, $150 million of which was issued in a private offering on February 11, 2003 and $210 million of which was issued in a private offering on May 7, 2003 (collectively the "EXISTING 9% NOTES"). As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to those of the Existing 9% Notes except for transfer restrictions, registration rights and rights to additional interest that do not apply to the Exchange Notes and will contain different administrative terms. Existing 9% Notes may only be tendered in integral multiples of $1,000.


THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER -- CONDITIONS OF THE EXCHANGE OFFER" IN THE PROSPECTUS.

     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1. The Prospectus, dated          , 2003.


          2. A Letter of Transmittal to exchange the Existing 9% Notes for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to exchange the Initial Notes.



          3. A form of letter which may be sent to your clients for whose accounts you hold the Existing 9% Notes registered in your name or in the name of your nominee, with space provided for obtaining such client's instructions with regard to the Exchange Offer.


          4. A Notice of Guaranteed Delivery.

          5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.
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     YOUR PROMPT ATTENTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS
PROMPTLY AS POSSIBLE. PLEASE NOTE THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON           , 2003, UNLESS EXTENDED. PLEASE FURNISH COPIES
OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD INITIAL NOTES REGISTERED IN YOUR NAME OR YOUR NOMINEE AS QUICKLY AS POSSIBLE.


     In most cases, exchanges of the Existing 9% Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (a) certificates representing such Existing 9% Notes, (b) the Letter of Transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantees, and (c) any other documents required by the Letter of Transmittal.



     If holders of the Existing 9% Notes wish to tender, but it is impracticable for them to forward their certificates for the Existing 9% Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be offered by following the guaranteed delivery procedure described in the Prospectus under "The Exchange Offer -- Procedures for Tendering Existing 9% Notes."



     The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Existing 9% Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.



     The Company will not pay any fees or commissions to brokers, dealers or other persons for soliciting exchanges of the Existing 9% Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of the Existing 9% Notes to it, except as otherwise provided in Instruction 13 of the Letter of Transmittal.


     Questions and requests for assistance with respect to the Exchange Offer or for copies of the Prospectus and Letter of Transmittal may be directed to the Exchange Agent at its address set forth in the Prospectus.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON TO BE DEEMED TO BE THE AGENT OF THE COMPANY, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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